Exhibit 99.2

ADOMANI® ANNOUNCES PRIVATE PLACEMENT OF UP TO $23 MILLION

Corona, CA / ACCESSWIRE / December 24, 2020 / ADOMANI, Inc. (OTCQB: ADOM) a provider of new zero-emission, purpose-built electric vehicles and drivetrain solutions (“ADOMANI”), announced today that it has entered into a securities purchase agreement (the “Agreement”) to raise gross proceeds of up to $23 million resulting from the sale of shares of its common stock and warrants to purchase additional shares of its common stock through a private investment in public equity (PIPE) financing, which is to occur in two separate closings (the “PIPE Financing”).

At the first closing of the PIPE Financing, which is expected to occur on December 29, 2020, ADOMANI will raise aggregate gross proceeds of $5,750,000 through the sale and issuance of 11,500,000 shares of its common stock at a purchase price equal to $0.50 per share, and warrants to purchase up to an aggregate of 8,625,001 shares of its common stock at an exercise price of $0.50 per share.

The second closing of the PIPE Financing is subject to and contingent upon the effectiveness of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) registering the shares of common stock sold, or issuable under the warrants sold, in connection with the PIPE Financing, and the closing of the previously announced proposed business combination transaction with Envirotech Drive Systems Incorporated. In the event that the second closing occurs, ADOMANI will raise aggregate gross proceeds of approximately $17,250,000 through the sale and issuance of 38,333,334 shares of its common stock at a purchase price equal to $0.45 per share, and warrants to purchase up to an aggregate of 19,166,670 shares of its common stock at an exercise price of $1.00 per share.

Roth Capital Partners, LLC is serving as the sole placement agent for the PIPE Financing.

The securities sold in the PIPE Financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of its common stock sold in the PIPE Financing and the shares of its common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional details regarding the private placement will be included in a Form 8-K to be filed with the SEC.

About ADOMANI®

ADOMANI, Inc. is a provider of new zero-emission electric vehicles and is a provider of zero-emission electric drivetrain systems for integration in medium to heavy-duty commercial fleet vehicles, as well as re-power conversion kits for the replacement of drivetrain systems in combustion-powered vehicles. ADOMANI’s zero-emission electric vehicles are focused on reducing the total cost of vehicle ownership and help fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.ADOMANIelectric.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

ADOMANI, Inc.

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 205

Email: mike.m@ADOMANIelectric.com

SOURCE: ADOMANI, Inc.